Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1995
Distribution Date of May 15, 1995

Original Pool Amount                   $280,021,471.35

Beginning Pool Balance                 $183,607,976.18
Beginning Pool Factor                        0.6556925

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,725,111.29
  Interest Collected                     $1,342,318.42

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $62,308.63
Total Additional Deposits                   $62,308.63

Repos/Chargeoffs                           $256,743.69
Aggregate Number of Notes Charged Off               17

Total Available Funds                    $9,129,738.34

Ending Pool Balance                    $175,626,121.20
Ending Pool Factor                           0.6271881

Servicing Fee                              $153,006.65

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $11,984,117.23
  Target Percentage                              6.50%
  Target Balance                        $11,415,697.88
  Minimum Balance                        $5,600,429.43
  (Release)/Deposit                       $(568,419.35)
  Ending Balance                        $11,415,697.88

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,262,562.67        999
    31-60 days                              111,664.78        115
    60+ days                                 17,714.95         16

    Total                                 1,391,942.40        999

  Balances:
    60+ days                                306,306.66         16

Memo Item - Reserve Account

  Prior Month                           $11,934,518.45
  + Invest. Income                           49,598.78
  - Withdrawal                                    0.00
    Beginning Balance                   $11,984,117.23

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $280,021,471.35     $89,606,000.00    $180,614,000.00      $9,801,471.35
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               4.531%             5.930%             6.260%

Beginning Pool Balance                    $183,607,976.18
Ending Pool Balance                       $175,626,121.20

Collected Principal                         $7,725,111.29
Collected Interest                          $1,342,318.42
Charge-Offs                                   $256,743.69
Servicing                                     $153,006.65
Cash Transfer from Reserve Account                  $0.00
  Total Collections Available
    for Debt Service                        $8,914,423.06

Beginning Balance                         $177,792,700.45              $0.00    $168,559,253.79      $9,233,446.66

Interest Due                                  $881,131.46              $0.00        $832,963.65         $48,167.81
Interest Paid                                 $881,131.46              $0.00        $832,963.65         $48,167.81
Principal Due                               $7,981,854.98              $0.00      $7,622,671.51        $359,183.47
Principal Paid                              $7,981,854.98              $0.00      $7,622,671.51        $359,183.47
Turbo Principal                                     $0.00              $0.00              $0.00              $0.00

Ending Balance                            $169,810,845.47              $0.00    $160,936,582.28      $8,874,263.19
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                                  0.00       0.8910526442       0.9054011248

Total Distributions                         $8,862,986.44              $0.00      $8,455,635.16        $407,351.28

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                               $51,436.62

Beginning Reserve Account Balance          $11,984,117.23
(Release)/Draw                               $(568,419.35)
Ending Reserve Account Balance             $11,415,697.88

Memo Item - Advances:
 Servicer Advances - Current Month            $449,116.62
 Total Outstanding Servicer Advances        $2,557,850.87

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995         Apr 1995
Beg. Pool Balance        $216,695,290.23   $206,379,528.78   $198,921,224.81   $191,225,748.38   $183,607,976.18

A) Loss Trigger:
Principal of Contracts
  Charged off                $132,632.92       $278,730.90       $355,748.09        $54,301.50       $256,743.69
Recoveries                   $188,694.22        $98,943.32        $81,007.02       $409,655.39        $62,308.63


Total Charged off
  (Months 5,4,3)             $767,111.91
Total Recoveries
  (Months 3,2,1)              552,971.04
Net Loss/(Recoveries)
  for 3 Mos.                 $214,140.87(a)

Total Balance
  (Months 5,4,3)         $621,996,043.82(b)

Loss Ratio [(a/b)(12)]           0.4131%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $481,801.09     $1,117,386.14       $306,306.66
  As % of Beginning
    Pool Balance                                                    0.24221%          0.58433%          0.16683%
  Three Month Average                                               0.27439%          0.38199%          0.33112%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer